EXHIBIT 99.2

                    REPORT OF SYMONDS, EVANS & LARSON, P.C.,
                              INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of Bank of Southern Oregon

We have audited the accompanying consolidated balance sheet of Bank of Southern Oregon and subsidiaries as of December 31, 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Bank of Southern Oregon and subsidiary as of December 31, 1998, and for each of the years in the two-year period then ended, were audited by other auditors whose report dated February 26, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bank of Southern Oregon and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Symonds, Evans & Larson, P.C.

January 14, 2000
Portland, Oregon

                          INDEPENDENT AUDITOR'S REPORT

                          ----------------------------


To the Board of Directors and Stockholders
Bank of Southern Oregon and Subsidiary
Medford, Oregon

We have audited the accompanying consolidated balance sheets of Bank of Southern Oregon (a Corporation) and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bank of Southern Oregon and Subsidiary as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Kosmatka, Donnelly & Co. LLP


Kosmatka, Donnelly & Co. LLP
Medford, Oregon
February 26, 1999

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998


                               ASSETS                                              1999                     1998
                               ------
                                                                           --------------------      -------------------
Cash and cash equivalents:
     Cash and due from banks.........................................      $          7,163,535      $         4,578,193
     Interest-bearing deposits with Federal Home Loan Bank...........                 2,851,791               14,836,932
     Federal funds sold..............................................                 4,900,000               10,000,000
     Securities purchased under agreements to resell.................                   498,402                1,538,900
                                                                           --------------------      -------------------
         Total cash and cash equivalents.............................                15,413,728               30,954,025
Investment securities available-for-sale.............................                22,045,199                5,432,042
Interest-bearing deposit with Federal Home Loan Bank.................                 1,000,000                6,000,000
Federal Home Loan Bank stock.........................................                 3,880,700                3,604,200
Loans, net...........................................................               109,628,914               96,773,354
Premises and equipment, net..........................................                 6,068,916                2,907,805
Accrued interest and other assets....................................                 2,946,557                1,178,587
                                                                           --------------------      -------------------
         Total assets................................................      $        160,984,014      $       146,850,013
                                                                           ====================      ===================
                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------
Deposits:
     Demand..........................................................      $         28,184,424      $        20,427,614
     Interest-bearing demand.........................................                63,544,624               59,987,310
     Savings.........................................................                 4,146,873                2,571,111
     Time............................................................                44,108,291               43,643,622
                                                                           --------------------      -------------------
         Total deposits..............................................               139,984,212              126,629,657
Federal Home Loan Bank borrowings....................................                 5,245,161                5,845,161
Accrued interest and other liabilities...............................                   997,971                  531,928
                                                                           --------------------      -------------------
         Total liabilities...........................................               146,227,344              133,006,746
Commitments and contingencies (Notes 1, 9, 15 and 18)................
Stockholders' equity:
     Common stock, no par value; 10,000,000 shares authorized; 4,837,740 shares
          issued and outstanding (4,798,000 in 1998).................                12,451,359               12,314,260
     Retained earnings...............................................                 2,787,275                1,530,128
     Accumulated other comprehensive loss............................                 (481,964)                  (1,121)
                                                                           --------------------      -------------------
         Total stockholders' equity..................................                14,756,670               13,843,267
                                                                           --------------------      -------------------
         Total liabilities and stockholders' equity..................      $        160,984,014      $       146,850,013
                                                                           ====================      ===================

                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                  Years ended December 31, 1999, 1998 and 1997


                                                                     1999                  1998                  1997
                                                               -----------------     -----------------     ----------------
Interest income:
     Interest and fees on loans.............................   $       9,489,825     $       9,915,070     $      9,714,686
     Taxable interest on investment securities..............           1,126,920               476,952              563,566
     Interest-bearing deposits with Federal Home Loan Bank..             721,824               680,156              337,715
     Federal funds sold.....................................             468,490               345,571              374,719
     Dividends on Federal Home Loan Bank stock..............             276,666               259,850              245,386
     Securities purchased under agreements to resell........              32,607                48,795               23,603
                                                               -----------------     -----------------     ----------------

         Total interest income..............................          12,116,332            11,726,394           11,259,675
Interest expense:
     Deposits:
          Interest-bearing demand...........................           2,138,722             2,283,542            2,421,683
          Savings...........................................             109,182                74,370               70,532
          Time..............................................           2,258,864             2,470,052            1,794,487
                                                               -----------------     -----------------     ----------------
         Total interest expense on deposits.................           4,506,768             4,827,964            4,286,702
     Interest on Federal Home Loan Bank borrowings..........             324,466                89,160                   --
                                                               -----------------     -----------------     ----------------
         Total interest expense.............................           4,831,234             4,917,124            4,286,702
                                                               -----------------     -----------------     ----------------
Net interest income.........................................           7,285,098             6,809,270            6,972,973
Loan loss provision.........................................             640,000             1,652,113            1,731,000
                                                               -----------------     -----------------     ----------------
Net interest income after loan loss provision...............           6,645,098             5,157,157            5,241,973
Noninterest income:
     Service charges on deposit accounts....................             364,776               373,716              357,046
     Gains on sales of investment securities, net...........                  --               114,719               34,289
     Other..................................................             127,039                42,912               11,022
                                                               -----------------     -----------------     ----------------
         Total noninterest income...........................             491,815               531,347              402,357
Noninterest expense:
     Salaries and employee benefits.........................           2,767,981             1,898,147            1,693,785
     Professional fees......................................             396,482               431,807              271,037
     Equipment..............................................             337,979               287,343              165,156
     Occupancy, net.........................................             219,496               138,750              134,441
     Data processing........................................             211,531               208,383              174,202
     Advertising............................................             187,818                84,015               51,669
     Other..................................................           1,006,199               709,572              426,241
                                                               -----------------     -----------------     ----------------
         Total noninterest expense..........................           5,127,486             3,758,017            2,916,531
                                                               -----------------     -----------------     ----------------
Income before income taxes..................................           2,009,427             1,930,487            2,727,799
Provision for income taxes..................................             768,000               748,000              986,000
                                                               -----------------     -----------------     ----------------
Net income..................................................   $       1,241,427     $       1,182,487     $      1,741,799
                                                               =================     =================     ================
Earnings per common share:
     Basic..................................................   $            0.26     $            0.25     $           0.37
                                                               =================     =================     ================
     Diluted................................................   $            0.25     $            0.24     $           0.36
                                                               =================     =================     ================

                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  Years ended December 31, 1999, 1998 and 1997


                                      Number of       Comprehensive         Common          Retained
                                        shares        income (loss)          stock          earnings
                                     ------------    ----------------    -------------    ------------
Balances at January 1, 1997               782,920                        $   9,799,601    $    648,200
Net income and comprehensive
income............................             --    $      1,741,799               --       1,741,799
                                                     ================
Two-for-one stock split...........        782,920                                   --              --
Amortization of stock compensation             --                                   --          36,044
Transfer..........................             --                            2,100,000      (2,100,000)
                                     ------------                        -------------    ------------
Balances at December 31, 1997.....      1,565,840                           11,899,601         326,043
Comprehensive income:
     Net income...................             --    $      1,182,487               --       1,182,487
     Other comprehensive loss--
       unrealized   holding  gains  arising  during  the  period  on  investment securities of approximately $69,000 (net of income taxes of approximately
       $44,000) net of  reclassification  adjustment  for gains  included in net income of approximately $70,000 (net of income taxes of approximately

       $44,000)................                -             (1,121)                --              --

Comprehensive income..............             --    $      1,181,366               --              --
                                                     ================

Three-for-one stock split.........      3,131,680                                   --              --
Amortization of stock compensation             --                                   --          21,598
Stock options exercised...........        100,480                               96,133              --
Income tax benefit of stock
     options exercised............             --                              318,526              --
                                     ------------                        -------------    ------------
Balances at December 31, 1998.....      4,798,000                           12,314,260       1,530,128
Comprehensive income:
     Net income...................             --    $      1,241,427               --       1,241,427
     Other comprehensive loss--
       unrealized losses on investment
       securities available-for-sale, net
       of income taxes of
       approximately $299,000..                --            (480,843)              --              --
                                                     ----------------
Comprehensive income..............                   $        760,584               --              --
                                                     ================
Amortization of stock compensation             --                                   --          15,720
Stock options exercised...........         39,740                               42,505              --
Income tax benefit of stock options
     exercised....................             --                               94,594              --
                                     ------------                        -------------    ------------
Balances at December 31, 1999.....      4,837,740                        $  12,451,359    $  2,787,275
                                     ============                        =============    ============


                                           Accumulated
                                              other              Total
                                          comprehensive      stockholders'
                                              loss              equity
                                     -   ---------------   -----------------
Balances at January 1, 1997              $            --   $      10,447,801
Net income and comprehensive
income............................                    --           1,741,799
Two-for-one stock split...........                    --                  --
Amortization of stock compensation                    --              36,044
Transfer..........................                    --                  --
                                         ---------------   -----------------
Balances at December 31, 1997.....                    --          12,225,644

Comprehensive income:
     Net income...................                    --           1,182,487
     Other comprehensive loss--
       unrealized   holding  gains  arising  during  the  period  on  investment securities of approximately $69,000 (net of income taxes of approximately
       $44,000) net of  reclassification  adjustment  for gains  included in net income of approximately $70,000 (net of income taxes of approximately

       $44,000)................                   (1,121)             (1,121)

Comprehensive income..............                    --                  --
Three-for-one stock split.........                    --                  --
Amortization of stock compensation                    --              21,598
Stock options exercised...........                    --              96,133
Income tax benefit of stock
     options exercised............                    --             318,526
                                         ---------------   -----------------
Balances at December 31, 1998.....               (1,121)          13,843,267

Comprehensive income:
     Net income...................                    --           1,241,427
     Other comprehensive loss--
       unrealized losses on investment
       securities available-for-sale,
       of income taxes of
       approximately $299,000..                 (480,843)           (480,843)

Comprehensive income..............                    --                  --

Amortization of stock compensation                    --              15,720
Stock options exercised...........                    --              42,505
Income tax benefit of stock options
     exercised....................                    --              94,594
                                         ---------------   -----------------
Balances at December 31, 1999.....       $     (481,964)   $      14,756,670
                                         ===============   =================

                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1999, 1998 and 1997


                                                                                1999               1998               1997
                                                                          ----------------   ----------------   ----------------
Cash flows from operating activities:
     Net income ......................................................      $  1,241,427       $  1,182,487       $  1,741,799
     Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation .............................................           313,452            205,917            166,846
            Amortization of premium (accretion of discount) on
                investment securities, net ...........................          (105,898)          (100,655)            33,323
            Dividends on Federal Home Loan Bank stock ................          (276,500)          (259,850)          (245,386)
            Loan loss provision ......................................           640,000          1,652,113          1,731,000
            Gains on sales of investment securities, net .............                --           (114,719)           (34,289)
            Provision (credit) for deferred income taxes .............          (244,688)          (316,102)            71,134
            Amortization of deferred compensation ....................            15,720             21,598             36,044
            Decrease (increase) in accrued interest and other assets .             6,456            935,134           (934,226)
            Increase (decrease) in accrued interest and other liabilit           466,043             63,977           (194,230)
                                                                            ------------       ------------       ------------
                         Net cash provided by operating activities ...         2,056,012          3,269,900          2,372,015
Cash flows from investing activities:

     Purchases of investment securities ..............................       (22,777,602)       (10,194,995)          (596,094)
     Proceeds from maturities of investment securities ...............         5,490,000                 --          1,000,000
     Proceeds from sales of investment securities ....................                --         11,564,017          1,946,449
     Decrease (increase) in interest-bearing deposit with
          Federal Home Loan Bank .....................................         5,000,000         (6,000,000)                --
     Loan originations, net ..........................................       (14,631,204)        (7,425,703)        (7,497,788)
     Purchases of premises and equipment, net ........................        (3,474,563)          (392,313)          (138,235)
                                                                            ------------       ------------       ------------
                         Net cash used in investment activities ......       (30,393,369)       (12,448,994)        (5,285,668)
Cash flows from financing activities:

     Net increase in deposits ........................................        13,354,555          6,888,732         11,335,266
     Net borrowings from (payments to) Federal Home Loan Bank ........          (600,000)         5,845,161                 --
     Proceeds from exercise of stock options .........................            42,505             96,133                 --
                                                                            ------------       ------------       ------------
                         Net cash provided by financing activities ...        12,797,060         12,830,026         11,335,266
                                                                            ------------       ------------       ------------
Increase (decrease) in cash and cash equivalents .....................       (15,540,297)         3,650,932          8,421,613
Cash and cash equivalents at beginning of the year ...................        30,954,025         27,303,093         18,881,480
                                                                            ------------       ------------       ------------
Cash and cash equivalents at end of the year .........................      $ 15,413,728       $ 30,954,025       $ 27,303,093
                                                                            ============       ============       ============

                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Bank of Southern Oregon, and its wholly-owned subsidiaries, McAndrews Commercial Property, Inc. ("McAndrews") and PremierWest Bancorp ("PremierWest") (collectively, "the Bank"). McAndrews owns certain bank premises. PremierWest was organized effective November 26, 1999 to become the holding company of Bank of Southern Oregon. Management expects that during the second quarter of 2000 there will be a direct share exchange between Bank of Southern Oregon and PremierWest whereby PremierWest will become the holding company for Bank of Southern Oregon and McAndrews. (In addition, see Note 18 regarding the pending merger with United Bancorp.) All significant intercompany accounts and transactions have been eliminated in consolidation.

         DESCRIPTION OF BUSINESS

         The Bank conducts a general banking business and primarily operates in one business segment. Its activities include the usual lending and deposit functions of a commercial bank: commercial, real estate, installment and mortgage loans; checking and savings accounts; automated teller machines (ATMs) and safe deposit facilities.

         METHOD OF ACCOUNTING

         The Bank prepares its consolidated financial statements in conformity with generally accepted accounting principles and prevailing practices within the banking industry. The Bank utilizes the accrual method of accounting which recognizes income when earned and expenses when incurred. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with Federal Home Loan Bank, federal funds sold (which are generally sold for one-day periods) and securities purchased under agreements to resell.

         Securities purchased under agreements to resell are generally overnight investments fully collateralized by U.S. government securities.

         The Bank maintains balances in correspondent bank accounts which, at times, may exceed federally insured limits. Management believes that its risk of loss associated with such balances is minimal due to the financial strength of the correspondent banks. The Bank has not experienced any losses in such accounts.

         SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         During 1999 and 1998, noncash transactions resulted from unrealized losses on investment securities available- for-sale, net of income taxes and the income tax benefit of stock options exercised, as disclosed in the accompanying consolidated statements of changes in stockholders' equity. In addition, noncash transactions related to transfers of loans to other real estate totaled approximately $1,136,000, $73,000 and $257,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         During 1999, 1998 and 1997, the Bank paid approximately $4,834,000, $4,950,000 and $4,219,000, respectively, in interest expense.

         INVESTMENT SECURITIES

         Investment securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

         Investment securities that are purchased and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in noninterest income. The Bank had no trading securities as of December 31, 1999 or 1998.

         Investment securities that are not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income or loss, net of income taxes.

         Gains or losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on available-for-sale securities are recognized in interest income using the interest method over the period to maturity.

         Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write- downs would be included in earnings as realized losses.

         FEDERAL HOME LOAN BANK STOCK

         The Bank's investment in Federal Home Loan Bank (FHLB) stock is carried at par value, which approximates fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets or FHLB advances. At December 31, 1999, the Bank's minimum required investment was approximately $483,000. The Bank may request redemption at par value of any FHLB stock in excess of the minimum required investment. Stock redemptions are at the discretion of FHLB.

         LOANS

         Loans are stated at the amount of unpaid principal, reduced by any deferred loan fees and reserve for loan losses. The reserve for loan losses represents management's recognition of the assumed risks of extending credit and the quality of the existing loan portfolio. The reserve is established to absorb known and inherent losses in the loan portfolio as of the balance sheet date. The reserve is maintained at a level considered adequate to provide for probable loan losses based on management's assessment of various factors affecting the portfolio. Such factors include historical loss experience; review of problem loans; underlying collateral values and guaranties; current economic conditions; legal representation regarding the outcome of pending legal action for collection of loans and related loan guaranties; and an overall evaluation of the quality, risk characteristics and concentration of loans in the portfolio. The reserve is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The reserve is increased by provisions charged to operations and reduced by loans charged-off, net of recoveries.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Bank considers loans to be impaired when management believes that it is probable that all amounts due will not be collected according to the contractual terms. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the estimated fair value of the loan's underlying collateral or related guaranty. The Bank primarily measures impairment on all large balance nonaccrual loans (typically commercial and commercial real estate loans) based on the estimated fair value of the underlying collateral or related guaranty. In certain other cases, impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. Amounts deemed impaired are either specifically allocated for in the reserve for loan losses or reflected as a partial charge-off of the loan balance. Smaller balance homogeneous loans
(typically installment loans) are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual installment loans for impairment disclosures. Generally, the Bank evaluates a loan for impairment when it is placed on nonaccrual status. All of the Bank's impaired loans at December 31, 1999 and 1998 were on nonaccrual status.

         The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to make payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

         Loan origination and commitment fees, net of certain direct loan origination costs, are generally recognized as an adjustment of the yield of the related loan.

         Interest income on all loans is accrued as earned on the simple interest method.

         Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the reserve based on their judgment of the information available to them at the time of their examinations.

         PREMISES AND EQUIPMENT

         Premises  and   equipment   are  stated  at  cost,   less   accumulated
depreciation. Depreciation on premises and equipment is computed on the straight-line method over the estimated useful lives of the assets.

         OTHER REAL ESTATE

         Other real estate, acquired through foreclosure or deeds in lieu of foreclosure, is carried at the lower of cost or estimated net realizable value. When the property is acquired, any excess of the loan balance over the estimated net realizable value is charged to the reserve for loan losses. Holding costs, subsequent write-downs to net realizable value, if any, or any disposition gains or losses are included in noninterest income and expense. Other real estate at December 31, 1999 and 1998 totaled approximately $1,209,000 and $73,000, respectively.

         STOCKHOLDERS' EQUITY

         The Bank, as a state-chartered bank, is prohibited from declaring or paying any dividend in an amount greater than retained earnings.

         During 1998 and 1997, the Bank declared stock splits. Basic and diluted earnings per common share (see Note 11) and the stock option plan information (see Note 14) have been adjusted to give retroactive effect to the stock splits.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING

         Advertising costs are generally charged to expense during the year in which they are incurred.

         INCOME TAXES

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137 (SFAS No. 137), "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," an amendment of SFAS No. 133, which establishes accounting and reporting standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all quarterly and annual financial statements of fiscal years beginning after June 15, 2000. The Bank had no significant derivatives as of December 31, 1999, nor does the Bank engage in any hedging activities. Accordingly, the Bank does not anticipate that the adoption of SFAS No. 133, as amended by SFAS No. 137, will have a material effect on its consolidated financial position or results of operations.

         RECLASSIFICATIONS

         Certain amounts in 1998 and 1997 have been reclassified to conform with the 1999 presentation.

2.       CASH AND DUE FROM BANKS

         The Bank is required to maintain an average reserve balance (approximately $600,000 and $683,000 at December 31, 1999 and 1998, respectively) with the Federal Reserve Bank or maintain such reserve balance in the form of cash. This requirement was met by holding cash and maintaining an average reserve balance with the Federal Reserve Bank in excess of this amount.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

3.       INVESTMENT SECURITIES AVAILABLE-FOR-SALE

         Investment securities available-for-sale at December 31, 1999 and 1998 consisted of the following:


                                                               Gross unrealized        Gross unrealized        Estimated fair
                                        Amortized cost              gains                   losses                 value
                                     --------------------    --------------------    ---------------------    ----------------
               1999

U.S. Government agency securities.   $         22,826,663    $                 --    $           (781,464)    $     22,045,199
                                     ====================    ====================    =====================    ================
               1998

U.S. Treasury securities..........   $          2,378,622    $                216    $                  --    $      2,378,838
FHLB Agency Bond..................              3,054,541                      --                  (1,337)           3,053,204
                                     --------------------    --------------------    ---------------------    ----------------
         Total....................   $          5,433,163    $                216    $             (1,337)    $      5,432,042
                                     ====================    ====================    =====================    ================

         No gains or losses were realized on sales of investment securities in 1999. Gross gains of approximately $129,000 and gross losses of approximately $14,000 were realized on sales of investment securities in 1998. Gross gains of approximately $34,000 were realized on sales of investment securities in 1997. There were no gross losses on sales of investment securities in 1997. The provision for income taxes applicable to the net gains on sales of investment securities was approximately $44,000 and $12,000 in 1998 and 1997, respectively.

         Investment securities available-for-sale with an estimated fair value of approximately $4,656,000 and $5,432,000 at December 31, 1999 and 1998,
respectively, were pledged to secure public deposits and for other purposes as required or permitted by law. In addition, an investment security available-for-sale with an estimated fair value of approximately $5,066,000 was pledged to secure FHLB borrowings as of December 31, 1999 (see Note 8).

         All investment securities available-for-sale at December 31, 1999, are due after one year through five years. However, expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

4.       LOANS

         Loans at December 31, 1999 and 1998 consisted of the following:


                                                                  1999                   1998
                                                           -------------------    -------------------
Commercial.............................................    $        22,303,499    $        30,599,262
Real estate - construction.............................             25,415,581             24,879,565
Real estate - other....................................             60,757,825             39,036,714
Consumer installment...................................              3,590,884              4,419,803
Other..................................................                442,494                582,179
                                                           -------------------    -------------------
                                                                   112,510,283             99,517,523
Less:
     Reserve for loan losses...........................              2,396,495              2,278,171
     Deferred loan fees................................                484,874                465,998
                                                           -------------------    -------------------
                                                                     2,881,369              2,744,169
                                                           -------------------    -------------------
Loans, net.............................................    $       109,628,914    $        96,773,354
                                                           ===================    ===================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

4.       LOANS (CONTINUED)

         As of December 31, 1999 and 1998, the Bank's market area consisted principally of Jackson County, Oregon and, to a lesser extent, Josephine County, Oregon. A substantial portion of the Bank's loans are collateralized by real estate in this geographic area and, accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in the local market conditions.

5.       RESERVE FOR LOAN LOSSES

         Transactions in the reserve for loan losses for the years ended December 31, 1999, 1998 and 1997 were as follows:


                                                       1999                   1998                   1997
                                                ------------------     -------------------     -----------------
Balance at beginning of year................    $        2,278,171     $         1,078,698     $         936,175
Loan loss provision.........................               640,000               1,652,113             1,731,000
Loans charged-off...........................             (740,155)               (559,356)           (1,616,023)
Recovery of loans previously charged-off....               218,479                 106,716                27,546
                                                ------------------     -------------------     -----------------
Balance at end of year......................    $        2,396,495     $         2,278,171     $       1,078,698
                                                ==================     ===================     =================

         At December 31, 1999 and 1998, the Bank had approximately $2,772,000 and $4,946,000, respectively, in impaired loans. Of these impaired loans, approximately $2,772,000 and $4,809,000 had a related valuation allowance of approximately $836,000 and $973,000, respectively. The average recorded investment in impaired loans for 1999, 1998 and 1997 was approximately $4,113,000, $7,200,000 and $2,250,000, respectively. Interest income recognized on impaired loans in 1999, 1998 and 1997 was insignificant.

         Loans on nonaccrual status at December 31, 1999 and 1998 were approximately $2,772,000 and $4,946,000, respectively. Interest income which would have been realized on nonaccrual loans had they remained current was approximately $410,000, $720,000 and $250,000 during 1999, 1998 and 1997, respectively. Loans contractually past due 90 days or more on which the Bank continued to accrue interest at December 31, 1999 and 1998 were insignificant. As of December 31, 1999 and 1998, there were no commitments to lend additional funds to borrowers whose loans had been modified.

6.       PREMISES AND EQUIPMENT

         Premises and equipment at December 31, 1999 and 1998 consisted of the following:


                                               1999                   1998
                                        -------------------    -------------------
Land.................................   $         1,440,151    $           857,651
Land improvements....................               230,644                226,385
Buildings............................             3,405,360              1,423,062
Furniture and equipment..............             2,119,216              1,349,031
                                        -------------------    -------------------
                                                  7,195,371              3,856,129
Less accumulated depreciation........             1,126,455                948,324
                                        -------------------    -------------------
Premises and equipment, net..........   $         6,068,916    $         2,907,805
                                        ===================    ===================

7.       TIME CERTIFICATES OF DEPOSIT

         Time certificates of deposit in excess of $100,000 aggregated approximately $14,560,000 and $14,556,000 at December 31, 1999 and 1998,
respectively. Interest expense on time certificates of deposit in excess of $100,000 was approximately $655,000, $852,000 and $580,000 in 1999, 1998 and
1997, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

7.       TIME CERTIFICATES OF DEPOSIT (CONTINUED)

         At December 31, 1999, the scheduled annual maturities of all time certificates of deposit were approximately as follows:

2000.........................      $          34,508,000
2001.........................                  8,073,000
2002.........................                  1,081,000
2003.........................                    231,000
2004.........................                    212,000
Thereafter...................                      3,000
                                   ---------------------
                                   $          44,108,000
                                   =====================

8.       BORROWING AGREEMENTS

         The Bank participates in the Cash Management Advance Program (the Program) with FHLB. Under the Program, the Bank has available borrowings of approximately $10,800,000 as of December 31, 1999, with interest at FHLB's cash management rate. Borrowings outstanding under the Program are collateralized by a blanket pledge agreement on FHLB stock, any funds on deposit with FHLB, investment securities and loans.

         On August 28, 1998, the Bank borrowed $6,000,000 from FHLB under a promissory note agreement. The promissory note is due August 28, 2008, and the Bank is required to make monthly principal payments of $50,000, plus interest at a fixed rate of 5.82%. The amount of the promissory note outstanding as of December 31, 1999 and 1998, was $5,245,161 and $5,845,161, respectively. As of
December 31, 1999, an interest-bearing deposit with FHLB of $1,000,000 and an investment security available-for-sale with an estimated fair value of approximately $5,066,000 were pledged as collateral for the promissory note. As of December 31, 1998, an interest-bearing deposit with FHLB of $6,000,000 was pledged as collateral for the promissory note.

         The Bank also maintains federal funds lines with correspondent banks as a back-up source of liquidity. As of December 31, 1999, the Bank had approximately $4,000,000 of federal funds lines available to draw against on an uncollateralized basis.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

9.       OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

         In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of amounts recognized in the accompanying consolidated balance sheets. The contract amounts of these instruments reflect the extent of the Bank's involvement in these particular classes of financial instruments. As of December 31, 1999 and 1998, the Bank held no significant derivative financial instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

         A summary of the Bank's off-balance sheet financial instruments at December 31, 1999 and 1998 is approximately as follows:


                                                                  1999             1998
                                                               -----------     ------------
            Commitments to extend credit ................      $30,666,000      $18,914,000
            Standby letters of credit ...................        1,286,000        1,841,000
                                                               -----------      -----------
            Total off-balance sheet financial instruments      $31,952,000      $20,755,000
                                                               ===========      ===========

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held for other commitments varies but may include accounts receivable, inventory, property and equipment and income- producing commercial properties.

         Standby letters of credit are conditional commitments issued by the Bank to guaranty the performance of a customer to a third party. These guaranties are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held, if any, varies as specified above.

10.      INCOME TAXES

         The provision (credit) for income taxes for the years ended December 31, 1999, 1998 and 1997 was approximately as follows:


                                                                     1999                  1998                 1997
                                                               -----------------    ------------------    -----------------
Current:
     Federal...............................................    $         878,345    $          880,400    $         822,200
     State.................................................              134,343               183,702               92,666
                                                               -----------------    ------------------    -----------------
                                                                       1,012,688             1,064,102              914,866
Deferred...................................................            (244,688)             (316,102)               71,134
                                                               -----------------    ------------------    -----------------
Provision for income taxes.................................    $         768,000    $          748,000    $         986,000
                                                               =================    ==================    =================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

10.      INCOME TAXES (CONTINUED)

         The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The nature of the differences for the years ended December 31, 1999, 1998 and 1997 were approximately as follows:


                                                                     1999                  1998                 1997
                                                               -----------------    ------------------    -----------------
Expected federal income tax at statutory rate of 34%.......    $         683,200    $          656,400    $         927,500
State income taxes, net of federal effect..................               88,400                84,900               66,100
Other, net.................................................              (3,600)                 6,700              (7,600)
                                                               -----------------    ------------------    -----------------
Provision for income taxes.................................    $         768,000    $          748,000    $         986,000
                                                               =================    ==================    =================

         The components of the net deferred tax assets and liabilities at December 31, 1999 and 1998 were approximately as follows:


                                                                                     1999                      1998
                                                                            -------------------       ------------------
Assets:
     Loan loss provision........................................            $           568,000       $          477,000
     Net unrealized losses on investment securities available-for-sale                  300,000                       --
     Other......................................................                         23,000                   29,000
                                                                            -------------------       ------------------
         Total deferred tax assets..............................                        891,000                  506,000
Liabilities:
     FHLB stock dividends.......................................                        307,000                  204,000
     Accumulated depreciation...................................                        110,000                   92,000
                                                                            -------------------       ------------------
         Total deferred tax liabilities.........................                        417,000                  296,000
                                                                            -------------------       ------------------
         Net deferred tax assets................................            $           474,000       $          210,000
                                                                            ===================       ==================

         Management believes, primarily based upon the Bank's historical performance, that the net deferred tax assets will be recognized in the normal course of operations and, accordingly, management has not reduced net deferred tax assets by a valuation allowance.

         The Bank made income tax payments of approximately $633,000, $305,000 and $1,460,000 during 1999, 1998 and 1997, respectively.

11.      BASIC AND DILUTED EARNINGS PER COMMON SHARE

         The Bank's basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. The Bank's diluted earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding plus dilutive common shares related to stock options.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

11.      BASIC AND DILUTED EARNINGS PER COMMON SHARE (CONTINUED)

         The numerators and denominators used in computing basic and diluted earnings per common share for the years ended December 31, 1999, 1998 and 1997 can be reconciled as follows:


                                                             Net income          Shares          Per-share
                                                            (numerator)       (denominator)       amount
                                                          ----------------   ---------------    -----------
1999


Basic earnings per common share -
     Income available to common stockholders..........    $      1,241,427   $     4,815,612    $      0.26
                                                                                                ===========
Effect of assumed conversion of stock options.........                  --           149,469
                                                          ----------------   ---------------
Diluted earnings per common share.....................    $      1,241,427   $     4,965,081    $      0.25
                                                          ================   ===============    ===========
1998

Basic earnings per common share -
     Income available to common stockholders..........    $      1,182,487   $     4,747,760    $      0.25
                                                                                                ===========
Effect of assumed conversion of stock options ........                  --           238,048
                                                          ----------------   ---------------
Diluted earnings per common share.....................    $      1,182,487   $     4,985,808    $      0.24
                                                          ================   ===============    ===========
1997

Basic earnings per common share -
     Income available to common stockholders..........    $      1,741,799   $     4,697,520    $      0.37
                                                                                                ===========
Effects of assumed conversion of stock options........                  --           198,967
                                                          ----------------   ---------------
Diluted earnings per common share.....................    $      1,741,799   $     4,896,487    $      0.36
                                                          ================   ===============    ===========

12.      TRANSACTIONS WITH RELATED PARTIES

         Some of the officers and directors (and the companies with which they are associated) are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business. In addition, the Bank expects to continue to have such banking transactions in the future. All loans and commitments to loan to such parties are generally made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present any other unfavorable features.

         An analysis of activity with respect to loans to directors and officers of the Bank for the year ended December 31, 1999 was as follows:

Balance at December 31, 1998..............    $         3,659,664
     Additions............................              3,492,519
     Repayments...........................    $       (2,590,865)
                                              -------------------
Balance at December 31, 1999..............    $         4,561,318
                                              ===================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

13.      401(k) PROFIT SHARING PLAN

         The Bank maintains a 401(k) profit sharing plan (the Plan) that covers substantially all full-time employees over 18 years of age. Employees may make voluntary tax-deferred contributions to the Plan, and Bank contributions to the Plan are at the discretion of the Bank's Board of Directors (the Board), not to exceed the amount deductible for federal income tax purposes. Employees vest in the Bank's contributions over a period of seven years. Bank contributions to the Plan which were charged to operations were approximately $45,000, $32,000 and $69,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

14.      STOCK OPTION PLAN

         The Bank has a stock option plan (the Stock Option Plan), whereby the Bank may grant Incentive Stock Options (ISOs) and Non-qualified Stock Options
(NSOs).

         The option price of ISOs is the fair market value of the Bank's common stock at the date of grant. The option price of NSOs must be at least equal to the book value per share of the Bank's common stock at the date of the Bank's most recently completed fiscal year. All options generally expire in ten years if not exercised; however, the Board has the right to suspend or terminate the Stock Option Plan at any time, except with respect to the remaining options outstanding.

         SFAS No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) requires companies, such as the Bank, that use the intrinsic value method to account for employee stock options to provide pro forma disclosures of the net income and earnings per share effect of applying the fair value-based method of accounting for stock options. The effect of applying the fair value-based method to stock options granted in the years ended December 31, 1999 and 1998 resulted in an estimated weighted-average grant date fair value of $4.22 and $2.40, respectively. There were no stock options granted in 1997. Had compensation cost been determined based on the fair value of the options at the date of grant, the Bank's pro forma net income, pro forma basic earnings per common share and pro forma diluted earnings per common share would have been as follows:


                                                                        1999                  1998                 1997
                                                                 ------------------    ------------------   ------------------
Net income                                 As reported........   $        1,241,427    $        1,182,487   $        1,741,799
                                           Pro forma..........            1,160,393             1,089,884            1,730,366
Basic earnings per common share            As reported........   $             0.26    $             0.25   $             0.37
                                           Pro forma..........                 0.24                  0.23                 0.37
Diluted earnings per common share          As reported........   $             0.25    $             0.24   $             0.36
                                           Pro forma..........                 0.23                  0.22                 0.35

         The Bank used the Black-Scholes option-pricing model with the following weighted-average assumptions to value options granted:


                                                            1999               1998
                                                       ---------------    ---------------
Dividend yield.....................................                 0%                 0%
Expected volatility................................              37.0%              27.9%
Risk-free interest rate............................               6.3%               4.6%
Expected option lives..............................            7 years            5 years

         Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, the pro forma effects for 1999, 1998 and 1997 may not be representative of the effects on reported results in future years.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

14.      STOCK OPTION PLAN (CONTINUED)

         At December 31, 1999, 163,230 shares reserved under the Stock Option Plan were available for future grant. Activity related to the Stock Option Plan for the years ended December 31, 1999, 1998 and 1997 was as follows:


                                          1999                                 1998                                  1997
                             -------------------------------  ----------------------------------  --------------------------------
                                                 Weighted                           Weighted                          Weighted
                                Options          average          Options           average           Options          average
                              outstanding     exercise price    outstanding      exercise price     outstanding    exercise price
                             -------------    --------------  ---------------   ----------------  ---------------  ---------------
Balance at beginning of
     year................          361,240    $         4.14          311,220   $           0.99          315,420  $          1.00
Granted..................           25,000              8.25          156,260               8.20               --               --
Exercised................         (39,740)              1.07        (100,480)               0.86               --               --
Forfeited................          (2,700)              4.73          (5,760)               1.47          (4,200)             1.07
                             -------------                    ---------------                     ---------------
Balance at end of year...          343,800    $         4.79          361,240   $           4.14          311,220  $          0.99
                             =============    ==============  ===============   ================  ===============  ===============

         Compensation expense for NSOs is recognized over the vesting period based on the difference between the option price and the fair value of the stock options at the date of grant. Compensation expense for the years ended December 31, 1999, 1998 and 1997 was approximately $16,000, $22,000 and $36,000, respectively.

         Information regarding the number, weighted-average exercise price and weighted-average remaining contractual life of options by range of exercise price at December 31, 1999 is as follows:


                                     Options outstanding                            Exercisable options
                  ---------------------------------------------------------    ------------------------------
                                       Weighted-         Weighted-average                        Weighted-
   Exercise         Number of           average        remaining contractual    Number of         average
 price range         options        exercise price         life (years)          options       exercise price
- --------------    --------------    ---------------    --------------------    ------------    --------------
$         0.81            84,000    $          0.81             2                    84,000    $         0.81
          1.07            56,220               1.07             4                    56,220              1.07
          1.75            23,820               1.75             6                    11,412              1.75
          7.12             4,760               7.12             8                       952              7.12
          8.25           175,000               8.25             8                        --              8.25
                  --------------                                               ------------
                         343,800    $          4.79            5.8                  152,584    $         1.02
                  ==============    ===============    ====================    ============    ==============

         Exercisable options as of December 31, 1998 and 1997 totaled 172,052 and 248,724, respectively.

15.      CONTINGENCIES

         In the ordinary course of business, the Bank becomes involved in various litigation arising from normal banking activities. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the Bank's consolidated financial position or results of operations at December 31, 1999.

16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

         The following disclosures are made in accordance with the provisions of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No.
107), which requires the disclosure of fair value information about financial instruments where it is practicable to estimate that value.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

         In cases where quoted market values are not available, the Bank primarily uses present value techniques to estimate the fair values of its financial instruments. Valuation methods require considerable judgment, and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Accordingly, the estimates provided herein do not necessarily indicate amounts which could be realized in a current market exchange.

         In addition, as the Bank normally intends to hold the majority of its financial instruments until maturity, it does not expect to realize many of the estimated amounts disclosed. The disclosures also do not include estimated fair value amounts for items which are not defined as financial instruments but which have significant value. These include such off-balance sheet items as core deposit intangibles. The Bank does not believe that it would be practicable to estimate a representational fair value for these types of items as of December 31, 1999 and 1998.

         Because SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value of the Bank.

         The Bank used the following methods and assumptions to estimate the fair value of its financial instruments:

         CASH AND CASH EQUIVALENTS: The carrying amount approximates the estimated fair value of these instruments.

         INVESTMENT SECURITIES AVAILABLE-FOR-SALE: The market value of investment securities available-for-sale, which is based on quoted market values or the market values for comparable securities, represents estimated fair value.

         INTEREST-BEARING DEPOSIT WITH FHLB: The carrying amount approximates the estimated fair value.

         FHLB STOCK: The carrying amount approximates the estimated fair value.

         LOANS: The estimated fair value of loans is calculated by discounting the contractual cash flows of the loans using December 31, 1999 and 1998 origination rates. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated.

         DEPOSITS: The estimated fair value of demand deposits, consisting of checking, savings and certain interest- bearing demand deposit accounts, is represented by the amounts payable on demand. The estimated fair value of certificates of deposit is calculated by discounting the scheduled cash flows using the December 31, 1999 and 1998 rates offered on these instruments.

         FHLB BORROWINGS: The estimated fair value of FHLB borrowings is calculated by discounting the scheduled cash flows using quoted rates from FHLB as of December 31, 1999 and 1998.

         OFF-BALANCE SHEET FINANCIAL INSTRUMENTS: The estimated fair value of off-balance sheet financial instruments (primarily commitments to extend credit) is determined based on fees currently charged for similar commitments. Management estimates that these fees approximate $230,000 and $142,000 as of December 31, 1999 and 1998, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

         The estimated fair values of the Bank's significant on-balance sheet financial instruments at December 31, 1999 and 1998 were as follows:


                                                             1999                                       1998
                                            ---------------------------------------    ---------------------------------------
                                                 Carrying             Estimated             Carrying             Estimated
                                                  value              fair value              value              fair value
                                            ------------------    -----------------    ------------------    -----------------
Financial Assets:
     Cash and cash equivalents..........    $       15,413,728    $      15,414,000    $       30,954,025    $      30,954,000
     Investment securities available-for-sale       22,045,199           22,045,000             5,432,042            5,432,000
     Interest-bearing deposit with FHLB.             1,000,000              996,000             6,000,000            6,000,000
     FHLB stock.........................             3,880,700            3,881,000             3,604,200            3,604,000
     Loans, net.........................           109,628,914          109,357,000            96,773,354           98,065,000

Financial Liabilities:
     Deposits...........................           139,984,212          139,956,000           126,629,657          124,959,000
     FHLB borrowings....................             5,245,161            4,990,000             5,845,161            5,845,000

17.      REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to average assets (as defined), and Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes that as of December 31, 1999 and 1998, the Bank met or exceeded all relevant capital adequacy requirements.

         As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since the notification from the regulators that management believes would change the Bank's regulatory capital categorization.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

17.      REGULATORY MATTERS (CONTINUED)

         The Bank's actual and required capital amounts and ratios are presented in the following table (dollars in thousands):


                                                                                                       Regulatory minimum to be
                                                                         Regulatory minimum to         "well capitalized" under
                                                                             be "adequately            prompt corrective action
                                                    Actual                    capitalized"                    provisions
                                          ---------------------------  --------------------------    -----------------------------
                                             Amount          Ratio       Amount          Ratio          Amount           Ratio
                                          ------------    -----------  -----------    -----------    ------------    -------------
December 31, 1999:

Tier 1 capital (to average assets)....    $     15,238            9.5% $     6,421           4.0%    $     8,026             5.0%
Tier 1 capital (to risk-weighted assets)        15,238           11.9        5,125           4.0           7,688             6.0
Total capital (to risk-weighted assets)         16,849           13.1       10,251           8.0          12,814            10.0

December 31, 1998:

Tier 1 capital (to average assets)....          13,842            9.9        5,593           4.0           6,991             5.0
Tier 1 capital (to risk-weighted assets)        13,842           11.3        4,900           4.0           7,350             6.0
Total capital (to risk-weighted assets)         16,121           13.2        9,800           8.0          12,250            10.0

18.      PENDING MERGER

         Effective October 7, 1999, the Bank entered into a definitive agreement to acquire United Bancorp and its wholly-owned subsidiary, Douglas National Bank (collectively, "United"). As part of the proposed merger, the Bank will reorganize as a subsidiary of PremierWest. Under the terms of the definitive agreement, United shareholders will receive approximately 1.97 shares of PremierWest for each share of United common stock. The proposed merger is expected to be accounted for as a pooling-of-interests to be consummated in the second quarter of 2000.

         In accordance with generally accepted accounting principles, as of December 31, 1999, the Bank has capitalized approximately $87,000 of costs incurred to effect the proposed merger. All merger-related costs will be expensed in the period that the merger is consummated.

                                   CONTENTS

------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT .............................................F-27


CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets ..............................................F-28

Consolidated Statements of Income ........................................F-29

Consolidated Statements of Shareholders' Equity ...................F-30 - F-31

Consolidated Statements of Cash Flows .............................F-32 - F-33

Notes to Consolidated Financial Statements ........................F-34 - F-54


SUPPLEMENTARY INFORMATION

Three-Year Summary of Operations .........................................F-55

                          INDEPENDENT AUDITORS' REPORT

Board of Directors

UNITED BANCORP
Roseburg, Oregon

We have audited the accompanying consolidated balance sheets of UNITED BANCORP AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UNITED BANCORP AND SUBSIDIARIES as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

As described in Note 19 to the consolidated financial statements, the 1998 and 1997 consolidated financial statements have been restated to incorporate the cash out feature of the Company's stock option plan and adjust the accrual for consulting services.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Knight Vale & Gregory PLLC
Tacoma, Washington

January 7, 2000

CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------
(Dollars in Thousands)

United Bancorp and Subsidiaries
December 31, 1999 and 1998

                                                                           1999          1998
                                                                                         (As Restated)
                                                                                          Note 19
ASSETS

     Cash and due from banks                                             $   5,429       $   5,349
     Interest-bearing deposits in banks                                         25           7,075
     Securities available for sale                                          61,241          57,166

     Loans                                                                  62,470          43,631
     Allowance for credit losses                                              (679)           (554)
     NET LOANS                                                              61,791          43,077

     Premises and equipment                                                  4,227           3,653
     Accrued interest receivable                                             1,000             804
     Other assets                                                            1,955             825

     TOTAL ASSETS                                                        $ 135,668       $ 117,949


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Deposits:

       Demand                                                            $  15,605       $  16,077
       Savings and interest-bearing demand                                  47,627          44,475
       Time                                                                 26,529          27,004
     TOTAL DEPOSITS                                                         89,761          87,556

     Federal funds purchased and securities
       sold under agreements to repurchase                                  18,600          11,811
     Short-term note payable                                                10,000              --
     Long-term notes payable                                                 2,157           2,485
     ESOP notes payable                                                        604             890
     Accrued interest payable                                                  276             182
     Other liabilities                                                         803             734

     TOTAL LIABILITIES                                                     122,201         103,658

SHAREHOLDERS' EQUITY
     Preferred stock, no par value; 1,000,000 shares
       authorized, none issued                                                  --              --
     Common stock (par value:  $2.50); 5,000,000 shares authorized;
       issued and outstanding:  1999 - 1,811,334 shares;
       1998 - 1,760,708 shares; 1997 - 438,929 shares                        4,528           4,402
     Surplus                                                                   938             638
     Retained earnings                                                       9,923           9,735
     Unearned ESOP compensation                                               (604)           (890)
     Accumulated other comprehensive income (loss)                          (1,318)            406
     TOTAL SHAREHOLDERS' EQUITY                                             13,467          14,291

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 135,668       $ 117,949

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                        1999       1998           1997
                                                                                   (As Restated) (As Restated)
                                                                                    Note 19       Note 19
INTEREST INCOME
     Loans                                                             $ 4,980       $ 4,556      $ 4,310
     Deposits in banks                                                      23           224           86
     Securities available for sale:
       Taxable                                                           2,919         2,963        3,534
       Tax-exempt                                                          774           551          459
     TOTAL INTEREST INCOME                                               8,696         8,294        8,389

INTEREST EXPENSE
     Deposits                                                            2,172         1,948        1,712
     Federal funds purchased and securities
       sold under agreements to repurchase                                 813           672          628
     Notes payable                                                         264           431          928
     TOTAL INTEREST EXPENSE                                              3,249         3,051        3,268

     NET INTEREST INCOME                                                 5,447         5,243        5,121

PROVISION FOR CREDIT LOSSES                                                195            50          140

     NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES               5,252         5,193        4,981

NON-INTEREST INCOME
     Service charges on deposit accounts                                   681           580          539
     Other service charges, commissions and fees                           549           497          284
     Net gains (losses) on sales of securities available for sale            7           264           (3)
     Other                                                                 351           290          293
     TOTAL NON-INTEREST INCOME                                           1,588         1,631        1,113

NON-INTEREST EXPENSE
     Salaries and employee benefits                                      3,608         2,808        2,671
     Net occupancy and equipment                                           996           869          673
     Advertising                                                           263            89           56
     ATM expenses                                                          163           139          152
     Other                                                               1,384         1,399        1,162
     TOTAL NON-INTEREST EXPENSE                                          6,414         5,304        4,714

     INCOME BEFORE INCOME TAXES                                            426         1,520        1,380

INCOME TAXES (BENEFIT)                                                     (61)          466          376

     NET INCOME                                                        $   487       $ 1,054      $ 1,004


EARNINGS PER SHARE
     Basic                                                             $   .29       $   .65      $   .61
     Diluted                                                               .28           .61          .60

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
- ------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and  Subsidiaries  Years Ended  December 31, 1999,  1998 and 1997

                                                                                                            ACCUMULATED

                                         SHARES OF                                           UNEARNED       OTHER
                                          COMMON       COMMON                   RETAINED     ESOP           COMPREHENSIVE
                                          STOCK        STOCK      SURPLUS       EARNINGS     COMPENSATION   INCOME (LOSS)    TOTAL
Balance at

     December 31, 1996                   437,258    $   1,093    $   3,449     $   8,161     ($    553)    $       2     $  12,152

Comprehensive income:
     Net income                               --           --           --         1,004            --            --         1,004
     Other comprehensive income,
       net of tax:
          Change in unrealized gain
             on securities                    --           --           --            --            --           510           510
     COMPREHENSIVE INCOME                  1,514

ESOP compensation expense                     --           --           69            --           133            --           202
Stock purchased for ESOP                      --           --           --            --          (420)           --          (420)
Cash dividends declared

     ($.125 per share)                        --           --           --          (220)           --            --          (220)
Dividends reinvested                       1,670            4           35            --            --            --            39
Retired stock                                  1           --           --            --            --            --            --

     BALANCE AT DECEMBER 31,
     1997 (AS RESTATED)                  438,929        1,097        3,553         8,945          (840)          512        13,267

Comprehensive income:
     Net income                               --           --           --         1,054            --            --         1,054
     Other comprehensive income,
       net of tax:
          Change in unrealized loss
             on securities                    --           --           --            --            --          (106)         (106)
     COMPREHENSIVE INCOME                    948

Dividends reinvested                       1,248            3           40            --            --            --            43
Stock split - forward
     4 to 1                            1,320,531        3,302       (3,302)           --            --            --            --
ESOP compensation expense                     --           --          190            --           254            --           444
Stock purchased for ESOP                      --           --           --            --          (304)           --          (304)
Cash dividends declared

     ($.15 per share)                         --           --           --          (264)           --            --          (264)
Change in stock option plan                   --           --          157            --            --            --           157

     BALANCE AT DECEMBER 31,
     1998 (AS RESTATED)                1,760,708        4,402          638         9,735          (890)          406        14,291

(continued)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------
(concluded) (Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997



                                                                                          ACCUMULATED

                                       SHARES OF                                          UNEARNED      OTHER
                                       COMMON        COMMON                   RETAINED    ESOP          COMPREHENSIVE
                                       STOCK         STOCK       SURPLUS      EARNINGS    COMPENSATION  INCOME (LOSS)  TOTAL
Balance at December 31,
     1998 (as restated)             1,760,708    $    4,402   $      638   $    9,735    ($     890)   $      406    $   14,291

Comprehensive income:
     Net income                            --            --           --          487            --            --           487
     Other comprehensive income,
       net of tax:
          Change in unrealized

            loss on securities             --            --           --           --            --        (1,724)       (1,724)
     COMPREHENSIVE INCOME              (1,237)

ESOP compensation expense                  --            --           78           --           286            --           364
Income tax benefit from stock
     options exercised                     --            --           19           --            --            --            19
Cash dividends declared

     ($.17 per share)                      --            --           --         (299)           --            --          (299)
Dividends reinvested                    4,626            11           30           --            --            --            41
Common stock issued                    46,000           115          173           --            --            --           288

     BALANCE AT
     DECEMBER 31, 1999              1,811,334    $    4,528   $      938   $    9,923    ($     604)   ($   1,318)   $   13,467














See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
- ------------------------------------------------------------------------------
(Dollars in Thousands)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                       1999             1998               1997
                                                                                        (As Restated)      (As Restated)
                                                                                        Note 19            Note 19

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $    487          $  1,054           $  1,004
     Adjustments to reconcile net income to net cash provided
       by operating activities:
          Provision for credit losses                                      195                50                140
          Depreciation and amortization                                    555               478                339
          Change in stock option plan                                      - -               157                - -
          Securities amortization - net of accretion                        93                41                 42
          Net (gains) losses on sales of securities available for sale      (7)             (264)                 3
          (Gain) loss on sales of premises and equipment                   - -                27                 (3)
          Deferred income tax (benefit)                                      7               151               (172)
          Stock dividends received                                        (136)             (132)              (122)
          (Increase) decrease in interest receivable                      (196)              151               (154)
          Increase (decrease) in interest payable                           94               (38)                32
          Other, net                                                       102              (258)               591
     NET CASH PROVIDED BY OPERATING ACTIVITIES                           1,194             1,417              1,700

CASH FLOWS FROM INVESTING ACTIVITIES
     Net (increase) decrease in interest-bearing deposits in banks       7,050            (3,854)            (2,993)
     Proceeds from maturities of securities available for sale           9,867            15,480              8,575
     Proceeds from sales of securities available for sale                1,464            15,061              3,110
     Purchases of securities available for sale                        (18,153)          (24,280)           (15,808)
     Increase in loans made to customers,
       net of principal collections                                    (18,933)             (255)            (3,567)
     Purchases of premises and equipment                                (1,160)           (1,115)            (1,052)
     Proceeds from sales of premises and equipment                          31               280                 39
     Other   24                                                             76                10
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (19,810)            1,393            (11,686)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                            2,205            12,949              6,267
     Net increase (decrease) in federal funds purchased and
       securities sold under agreements to repurchase                    6,789            (8,070)             9,337
     Proceeds from short-term note payable                              10,000               - -                - -
     Proceeds from long-term notes payable                                 - -               - -              1,000
     Repayment of long-term notes payable                                 (328)           (6,232)            (5,312)
     Dividends reinvested                                                   41                43                 39
     Proceeds from issuance of common stock                                288               - -                - -
     Cash dividends paid                                                  (299)             (264)              (220)
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                18,696            (1,574)            11,111

     NET INCREASE IN CASH AND DUE FROM BANKS                                80             1,236              1,125

CASH AND DUE FROM BANKS
     Beginning of year                                                   5,349             4,113              2,988

     END OF YEAR                                                      $  5,429          $  5,349           $  4,113

(continued)


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
- ------------------------------------------------------------------------------
(concluded) (Dollars in Thousands)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997



                                                                1999        1998           1997
                                                                            (As Restated)  (As Restated)
                                                                            Note 19        Note 19

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest paid                                              $ 3,155      $ 3,089      $ 3,236
     Income taxes paid                                               --          643          607

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
     Valuation adjustment of securities available for sale,
       net of tax                                               ($1,724)     ($  106)     $   510
     Proceeds from issuance of ESOP debt                             --          304          420
     ESOP compensation expense, including principal
       payments on ESOP notes payable                              (364)        (444)        (202)
     Income tax benefit from stock option exercised                  19           --           --

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of United Bancorp (the Company); its wholly owned subsidiaries, Douglas National Bank (the Bank), and DNB Mortgage Company; and the Bank's wholly owned subsidiary, Douglas National Bank Insurance Agency, Inc. All significant intercompany transactions and balances have been eliminated.

NATURE OF OPERATIONS

United Bancorp is a one-bank holding company, with lending and other activities concentrated in and around Douglas County, Oregon. The Bank has eight branches, including its main branch. Its primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and middle-income individuals.

CONSOLIDATED FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and deferred tax assets.

Certain prior year amounts have been reclassified to conform to the 1999 presentation. All dollar amounts, except per share information, are stated in thousands.

SECURITIES AVAILABLE FOR SALE

Securities available for sale consist of debt securities which may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of shareholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally, the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on non-accrual loans are applied to reduce the principal balance.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level considered adequate to provide for probable losses in the loan portfolio. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of probable losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and national regulatory agencies, and other risks inherent in the portfolio. This evaluation is inherently subjective, as it requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically and, as adjustments become necessary, they are charged to operations in the period in which they become known.

When management determines it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Subsidiaries provide for tax on a separate company basis and remit to the company amounts currently due.

CASH EQUIVALENTS

The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements. However, the required pro forma disclosures of the effects of all options granted on or after January 1, 1995 have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments disclosed in these financial statements:

         CASH AND SHORT-TERM INSTRUMENTS
         The carrying amounts of cash and short-term instruments approximate their fair value.

         SECURITIES AVAILABLE FOR SALE
         Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

         LOANS

         For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

FAIR VALUES OF FINANCIAL INSTRUMENTS (concluded)

         DEPOSIT LIABILITIES
         The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

         FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

         SHORT-TERM NOTE PAYABLE
         The carrying amounts of short-term notes payable maturing within 90 days approximate their fair value.

         LONG-TERM NOTES PAYABLE
         The fair values of the Company's notes payable are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

EARNINGS PER SHARE

Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of common shares is adjusted for unallocated ESOP shares (see
Note 9). Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plan.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value.
Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. This statement is effective for all fiscal years beginning after June 15, 2000. The Company had no derivatives as of December 31, 1999, nor does the Company engage in any hedging activities. The Company does not anticipate that the adoption of SFAS No. 133 will have a material effect on its financial position or results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 2 - DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified as available for sale according to management's intent. The carrying amount of securities and their approximate fair values were as follows:


                                                                        GROSS        GROSS
                                                           AMORTIZED    UNREALIZED   UNREALIZED  FAIR
                                                           COST         GAINS        LOSSES      VALUES
DECEMBER 31, 1999
     U.S. Government and agency securities                 $18,705      $    --      $   838      $17,867
     Collateralized mortgage obligations and
       mortgage-backed securities                           24,894            5          790       24,109
     Obligations of States and political subdivisions       17,394           42          556       16,880
     Restricted equity securities                            2,090           --           --        2,090
     Equity securities                                         295           --           --          295

     TOTAL                                                 $63,378      $    47      $ 2,184      $61,241

DECEMBER 31, 1998
     U.S. Government and agency securities                 $ 9,227      $   162      $    25      $ 9,364
     Collateralized mortgage obligations and
       mortgage-backed securities                           31,432          268           49       31,651
     Obligations of States and political subdivisions       13,658          354           51       13,961
     Restricted equity securities                            1,912           --           --        1,912
     Equity securities                                         278           --           --          278

     TOTAL                                                 $56,507      $   784      $   125      $57,166

The carrying amount and approximate market value of debt securities at December 31, 1999 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.


                                                                                    AMORTIZED       FAIR
                                                                                      COST         VALUE
Due in one year or less                                                            $  2,820      $  2,800
Due from one year to five years                                                      26,470        25,862
Due from five to ten years                                                           29,893        28,469
Due after ten years                                                                   1,810         1,725

     TOTAL                                                                          $60,993       $58,856

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 2 - DEBT AND EQUITY SECURITIES (concluded)

Gross gains realized on sales of securities were $7, $288 and $13 in 1999, 1998 and 1997, respectively, and gross losses realized were $0, $24 and $16 in 1999, 1998 and 1997, respectively.

Securities carried at approximately $24,370 at December 31, 1999 and $22,581 at December 31, 1998 were pledged to secure public deposits, repurchase agreement deposit accounts, and for other purposes required or permitted by law.

NOTE 3 - LOANS

Loans at December 31 consist of the following:


                                                         1999            1998

Commercial and agriculture                              $ 10,762       $ 10,699
Real estate mortgage:
     Commercial                                           18,816         15,329
     Residential:
       Multi-family                                        8,386          2,487
       Single family dwelling                              9,660          5,942
Real estate construction loans                             9,428          4,915
Consumer                                                   5,418          4,259

     TOTAL LOANS                                        $ 62,470       $ 43,631


Changes in the allowance for credit losses for the years ended December 31 are as follows:



                                              1999        1998           1997
Balance at beginning of year                  $554      $    491       $    511
Provision for credit losses                    195            50            140

Charge-offs                                    (94)          (63)          (170)
Recoveries                                      24            76             10
     NET (CHARGE-OFFS) RECOVERIES              (70)           13           (160)

     BALANCE AT END OF YEAR                   $679      $    554       $    491

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999, 1998 and 1997


NOTE 3 - LOANS (concluded)

Following is a summary of information pertaining to impaired loans:


                                                                         1999          1998
DECEMBER 31
     Impaired loans without a valuation allowance                      $     2       $    57
     Impaired loans with a valuation allowance                              --            --

     TOTAL IMPAIRED LOANS                                              $     2       $    57

     VALUATION ALLOWANCE RELATED TO IMPAIRED LOANS                     $    --       $    --

YEARS ENDED DECEMBER 31
     Average investment in impaired loans                              $    30       $    29
     Interest income recognized on a cash basis on impaired loans            5             4


At December 31, 1999, there were no commitments to lend additional funds to borrowers whose loans had been modified. Loans 90 days and over past due still accruing interest totaled $67 and $200 at December 31, 1999 and 1998, respectively. There were no such loans at December 31, 1997.

Certain related parties of the Bank, principally Bank Directors and their associates, were loan customers of the Bank in the ordinary course of business. Total loans outstanding at December 31, 1999 and 1998 to key officers and Directors were $2,412 and $2,427, respectively. During 1999, loan advances totaled $279, and loan repayments totaled $294 on these loans.

Commitments to extend credit to related parties were approximately $20 and $198 at December 31, 1999 and 1998, respectively.

NOTE 4 - PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows:


                                                                         1999           1998
Land, buildings and improvements                                       $ 4,499       $ 4,058
Furniture and equipment                                                  2,870         2,417
                                                                         7,369         6,475
Less accumulated depreciation and amortization                          (3,142)       (2,822)

     TOTAL PREMISES AND EQUIPMENT                                      $ 4,227       $ 3,653

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 5 - DEPOSITS

The aggregate amount of certificates of deposit with balances in excess of one hundred thousand dollars was approximately $3,521 and $5,881 at December 31, 1999 and 1998, respectively.

At December 31, 1999, the scheduled maturities of certificates of deposit are as follows:


     2000                                                                 $22,386
     2001                                                                   2,354
     2002                                                                     821
     2003                                                                     363
     2004 and thereafter                                                      605

                                                                          $26,529


NOTE 6 - FEDERAL FUNDS PURCHASED

Federal funds purchased generally mature within one to four days from the transaction date. Information concerning federal funds purchased is summarized as follows:


                                                                 1999          1998
Average balance during the year                                  $2,538        $232
Average interest rate during the year                              5.39%        6.0%
Maximum month-end balance during the year                        $6,380        $330

NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase represent short-term borrowings with maturities which do not exceed 120 days. The following is a summary of such short-term borrowings for the years ended December 31:


                                                                1999          1998

Average balance during the year                                 $15,041     $14,076
Average interest rate during the year                              4.50%       4.67%
Maximum month-end balance during the year                       $17,883     $16,013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 8 - NOTES PAYABLE

Notes payable at December 31 are summarized as follows:


                                                                                             1999        1998
BANK - SHORT-TERM

An advance from the Federal Home Loan Bank of Seattle, bearing interest at 4.95%, with a seven-day maturity, maturing in January 2000; collateralized by a blanket pledge arrangement which requires the Bank to maintain unencumbered

collateral (FHLB stock, securities and loans); subject to penalties for prepayments.         $10,000  $     - -

BANK - LONG-TERM

Advances from the Federal Home Loan Bank of Seattle, bearing interest at 5.6% to 7.8%, with maturity of individual advances between 2001 and 2014; collateralized by a blanket pledge arrangement which requires the Bank to maintain unencumbered collateral (FHLB stock,

securities and loans); subject to penalties for prepayments.                                   2,157      2,289

Note payable from a third party individual, bearing interest at 7.75%; monthly principal and interest payments totaling $17 annually through August 2006;
collateralized by other assets, paid in full

during 1999.                                                                                     - -        196

     TOTAL BANK NOTES PAYABLE                                                                 12,157      2,485

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

Notes  payable  to  Bank of  America  in  quarterly  installments  totaling  $44 annually, with interest at 90% of the lender's prime rate,

secured by Company stock, paid in full during 1999.                                              - -         44

Note payable to Key Bank in quarterly installments totaling $110 annually through March 2002, with interest at 7.7%, secured by

Company stock.                                                                                   264        374

Note payable to Key Bank in quarterly installments totaling $50 annually through December 2002, with interest at 7%, secured by

Company stock.                                                                                   142        192

Note payable to Key Bank in quarterly installments totaling $61 annually through June 2003, with interest at 7.39%, secured by

Company stock.                                                                                   198        280

     TOTAL ESOP NOTES PAYABLE                                                                    604        890

     TOTAL NOTES PAYABLE                                                                     $12,761     $3,375

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 8 - NOTES PAYABLE (concluded)

The approximate aggregate maturities of long-term notes payable for future years ending December 31 are as follows:

     2000                                                                $  352
     2001                                                                   440
     2002                                                                   375
     2003                                                                 1,281
     2004                                                                    62
     Thereafter                                                             251

                                                                          $2,761

NOTE 9 - EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN

The Company's Employee Profit Sharing Plan covers substantially all employees of the Company. Annual contributions are determined by the Board of Directors. During 1999, 1998 and 1997, contributions to the plan were $29, $25 and $25, respectively.

EXECUTIVE INCENTIVE PLAN

The Executive Incentive Plan rewards key officers for performance and continuity of service. Awards earned under the plan in years prior to 1998 vest ratably over four years, earning a prevailing market rate of interest over the vesting period. Awards earned subsequent to 1998 vest immediately. There were no awards earned in 1999. Awards earned under the plan were $30 and $29 in 1998 and 1997, respectively. Expenses recognized under the plan were $11, $51 and $32 in 1999, 1998 and 1997, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN AND DEBT
The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers substantially all employees of the Company. The Company makes annual contributions to the ESOP. The amount of the annual contribution is discretionary, except that it must be sufficient to enable the ESOP to service its debt. The initial ESOP shares were pledged as collateral for the debt. As the debt is repaid, shares are released and allocated to active employees, based on the proportion of debt paid. The debt of the ESOP is recorded as a liability, and the shares pledged as collateral are reported as unearned ESOP compensation in the equity section of the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares for all shares acquired by the ESOP. The difference between the allocated shares' market value and the cost of the allocated shares in 1999, 1998 and 1997 was $78, $190 and $69, respectively, and is reflected as compensation expense in the consolidated statements of income and in surplus in the consolidated statements of shareholders' equity. ESOP compensation expense related to the payment of debt was $286, $254 and $133 in 1999, 1998 and 1997, respectively. The shares become outstanding for earnings-per-share computations at the time of allocation to the active employees. Cash dividends paid on unallocated shares which are collateral for debt are paid to the principal of the debt. Dividends paid on allocated shares are distributed to the employee account.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 9 - EMPLOYEE BENEFIT PLANS (concluded)

Shares held by the ESOP as of December 31 were classified as follows:


                                                                                             1999                1998

Allocated shares:
     Prior to January 1, 1993                                                                 31,286              31,286
     Subsequent to December 31, 1992                                                         188,246             156,892
                                                                                             219,532             188,178

Unallocated shares:                                                                           80,213*            122,590*

     TOTAL ESOP SHARES                                                                       299,745             310,768


* The approximate fair market value for the Company's unallocated shares at December 31, 1999 and 1998 is $842 and $1,134, respectively.

NOTE 10 - INCOME TAXES

Income taxes are comprised of the following for the years ended December 31:


                                                                            1999               1998                1997
Current:
     Federal (benefit)                                                      ($99)               $208                $468
     State                                                                    31                 107                  80
Deferred (benefit)                                                             7                 151                (172)

     TOTAL INCOME TAXES (BENEFIT)                                           ($61)               $466                $376

The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31:


                                                1999                      1998                      1997
                                                            PERCENT                   PERCENT                  PERCENT
                                                            OF PRE-TAX                OF PRE-TAX              OF PRE-TAX
                                                AMOUNT      INCOME        AMOUNT      INCOME        AMOUNT     INCOME

Income tax at statutory rates                   $145        34.00%        $517        34.00%         $469       34.00%
Increase (decrease) resulting from:
     State income tax, net of federal
       income tax benefit                         20         4.69           71         4.67            53        3.84
     Tax-exempt income                          (232)      (54.42)        (196)      (12.89)         (155)     (11.23)
     Other                                         6         1.41           74         4.88             9         .64

     TOTAL INCOME TAX EXPENSE (BENEFIT)       ($  61)      (14.32%)       $466        30.66%         $376       27.25%

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 10 - INCOME TAXES (concluded)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are:


                                                              1999           1998         1997
DEFERRED TAX ASSETS
     Accumulated depreciation                                 $  144          $150        $173
     Benefit plans                                               222           229         326
     Allowance for credit losses                                 150            72          50
     Other                                                         2            19          13
     Unrealized loss on securities available for sale            821           - -         - -
     TOTAL DEFERRED TAX ASSETS                                 1,339           470         562

DEFERRED TAX LIABILITIES
     Federal Home Loan Bank stock dividends                      301           246         187
     Unrealized gain on securities available for sale            - -           253         317
     TOTAL DEFERRED TAX LIABILITIES                              301           499         504

     NET DEFERRED TAX ASSETS (LIABILITIES)                    $1,038         ($ 29)       $ 58

NOTE 11 - STOCK SPLIT

On March 25, 1998, the shareholders of the Company approved a 4 to 1 forward stock split of the outstanding shares of common stock of the Company for shareholders of record on April 3, 1998. The Company's outstanding shares were increased to 1,760,708. This transaction also increased common stock by $3,302 and decreased surplus by the same amount. All references to the number of common shares and all per share data in these consolidated financial statements have been restated to reflect the stock split.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 12 - COMMITMENTS AND CONTINGENCIES (concluded)

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows:


                                             1999                  1998

Commitments to extend credit                 $9,599              $5,942
Credit card lines of credit                   2,438               2,326
Standby letters of credit                       886                 580

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 80% to 85% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with commercial banks for lines of credit totaling $11,000, of which $1,300 was drawn at December 31, 1999. There were no draws on these credit lines at December 31, 1998 or 1997. The Bank also has a credit line with the Federal Home Loan Bank totaling 20% of assets, of which approximately $12,157 and $2,289 had been drawn at December 31, 1999 and 1998, respectively, (see Note 8).

The Company has entered into an employment contract with its former president, providing compensation subsequent to retirement. The accrued liability for these benefits was $555 and $559 at December 31, 1999 and 1998, respectively. The Company also has a settlement agreement with its former President. An additional liability of $115 was provided as a result of this agreement, of which $15 was paid in 1999, and $100 was paid in 1998.

Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 13 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Most of the Company's business activity is with customers located in the State of Oregon. Investments in state and municipal securities involve governmental entities primarily within the state. Loans are generally limited, by federal and state banking regulations, to 15% of the Company's shareholders' equity, excluding accumulated other comprehensive income (loss).

NOTE 14 - STOCK OPTIONS

During 1996, the Company approved an incentive stock option plan for key employees and a nonqualified stock option plan for directors of the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for this plan. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards granted in 1997 under this plan, consistent with the method of FASB 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts at December 31:


                                      1999         1998            1997
Net income:
     As reported                       $487        $1,054        $1,004
     Pro forma                          440           944           592

Earnings per share:
     Basic:
       As reported                     $.29          $.65           $.61
       Pro forma                        .26           .58            .36
     Diluted:
       As reported                      .28           .61            .60
       Pro forma                        .26           .55            .35

Under the plans, the Company may grant options for up to 368,000 shares of its common stock, of which 168,000 shares are reserved for issuance to the Company's directors and 200,000 shares are reserved for issuance to key employees. The exercise price of each option equals the fair market value of the Company's stock on the date of grant. At the date of grant, 16.67% of each option is exercisable; the remaining portion of each option is exercisable at the rate of 16.67% after each succeeding 12 months of continuous service to the Company. Options granted to key employees subsequent to July 1, 1999 vest as follows: at the date of grant 10% of each option is exercisable; the remaining portion of each option is exercisable at a rate of 10% after each succeeding 12 months of continuing service to the Company. In the case of options granted to directors, directors are credited for prior service so that, for each twelve months of service to the Company prior to the effective date of the option grant, the vesting schedule is accelerated by 16.67%. During 1998, the vesting schedule was accelerated by 50% in exchange for key employees waiving their right to cash distributions for stock options granted in 1997. Stock options exercisable at December 31, 1999 were 136,399, remaining options vest: 18,400 in 2000 and 18,399 in 2001.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 14 - STOCK OPTIONS (concluded)

The fair value of each option granted is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions: dividend yield of 1.47%; risk-free interest rate of 5.76% for options granted in 1999 and 6.56% in 1997; and expected lives of five and ten years. The weighted average fair value of options granted during 1999 was $1.84. The weighted average fair value of options granted during 1997 was $1.20 for employee options and $2.12 for director options. Management believes that the assumptions used in the option-pricing model are highly subjective and represent only one estimate of possible value, as there is no active market for options granted. No stock options were granted in 1998.

A summary of the status of the Company's stock option plans as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates, is presented below:


                                         1999                          1998                       1997
                                                       WEIGHTED                      WEIGHTED                    WEIGHTED
                                                       AVERAGE                       AVERAGE                    AVERAGE
                                                       EXERCISE                      EXERCISE                   EXERCISE
                                         SHARES        PRICE           SHARES        PRICE        SHARES         PRICE
Outstanding at beginning of year          204,000       $6.25          260,000       $6.25             - -      $ - -
Granted                                    80,000        7.78              - -        - -          280,000        6.25
Exercised                                 (46,000)       6.25              - -        - -              - -        - -
Forfeited                                  (6,000)       6.25          (56,000)       6.25         (20,000)       6.25

     OUTSTANDING AT END OF YEAR           232,000        6.78          204,000        6.25         260,000        6.25

Exercisable                               136,399                      173,000                     158,672

The following summarizes information about stock options outstanding and exercisable at December 31, 1999:


                                                                        WEIGHTED

                                                              AVERAGE                                      WEIGHTED
                                                              REMAINING                                    AVERAGE
                EXERCISE                 NUMBER               CONTRACTUAL            NUMBER                EXERCISE
                PRICE                    OUTSTANDING          LIFE (YEARS)           EXERCISABLE           PRICE

                $6.25 - $8.25             219,000              8                      134,233              $6.60
                $8.75 - $10.50             13,000             10                        2,166               9.83

                                          232,000                                     136,399               6.78

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 15 - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines of the regulatory framework for prompt corrective action, the Company must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 1999, that the Company and the Bank meet all capital requirements to which they are subject.

As of December 31, 1999, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

Actual capital amounts and ratios are also presented in the table:


                                                                                                  BE WELL CAPITALIZED
                                                                                                  UNDER PROMPT
                                                                          CAPITAL ADEQUACY        CORRECTIVE ACTION
                                                 ACTUAL                   PURPOSES                PROVISIONS
                                                 AMOUNT       RATIO       AMOUNT       RATIO      AMOUNT            RATIO

DECEMBER 31, 1999
     Tier 1 capital (to average assets):

       Consolidated                              $15,390      12.16%       $5,063      4.00%          N/A            N/A
       Douglas National Bank                      12,810      10.49         4,883      4.00        $6,103           5.00%
     Tier 1 capital (to risk-weighted assets):

       Consolidated                               15,390      18.35         3,355      4.00           N/A            N/A
       Douglas National Bank                      12,810      15.27         3,355      4.00         4,194           5.00
     Total capital (to risk-weighted assets):

       Consolidated                               16,069      19.16         6,711      8.00           N/A            N/A
       Douglas National Bank                      13,489      16.08         6,711      8.00         8,389          10.00

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 15 - REGULATORY MATTERS (concluded)


                                                                                                  TO BE WELL CAPITALIZED
                                                                                                  UNDER PROMPT
                                                                          CAPITAL ADEQUACY        CORRECTIVE ACTION
                                                 ACTUAL                   PURPOSES                PROVISIONS
                                                 AMOUNT       RATIO       AMOUNT       RATIO      AMOUNT            RATIO
DECEMBER 31, 1998
     Tier 1 capital (to average assets):

       Consolidated                              $14,775      13.04%       $4,530      4.00%          N/A            N/A
       Douglas National Bank                      11,170       9.93         4,497      4.00        $5,621           5.00%
     Tier 1 capital (to risk-weighted assets):

       Consolidated                               14,775      22.70         2,604      4.00           N/A            N/A
       Douglas National Bank                      11,170      17.16         2,604      4.00         3,255           5.00
     Total capital (to risk-weighted assets):

       Consolidated                               15,329      23.55         5,208      8.00           N/A            N/A
       Douglas National Bank                      13,294      20.43         5,208      8.00         6,510          10.00

RESTRICTIONS ON RETAINED EARNINGS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31 were as follows:


                                                    1999                                     1998
                                                    CARRYING            FAIR                 CARRYING             FAIR
                                                    AMOUNT              VALUE                AMOUNT               VALUE
FINANCIAL ASSETS
     Cash and due from banks and
       interest bearing deposits
       with banks                                   $  5,454            $  5,454             $12,424             $12,424
     Securities available for sale                    61,241              61,241              57,166              57,166
     Loans receivable, net                            61,791              61,352              43,077              43,814

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (concluded)

The estimated fair values of the Company's financial instruments at December 31 were as follows:


                                                    1999                                     1998
                                                    CARRYING            FAIR                 CARRYING             FAIR
                                                    AMOUNT              VALUE                AMOUNT               VALUE

FINANCIAL LIABILITIES
     Deposits                                        $89,761             $89,850             $87,556             $86,258
     Federal funds and repurchase
       agreements                                     18,600              18,600              11,811              11,811
     Notes payable:
       Short-term                                     10,000              10,000                 - -                 - -
       Long-term                                       2,157               2,109               2,485               2,551
       ESOP                                              604                 603                 890                 897

NOTE 17 - EARNINGS PER SHARE DISCLOSURES

Following is information regarding the calculation of basic and diluted earnings per share for the years indicated.


                                                               NET INCOME           SHARES             PER SHARE
                                                               (NUMERATOR)          (DENOMINATOR)        AMOUNT

YEAR ENDED DECEMBER 31, 1999 Basic earnings per share:
       NET INCOME                                                 $487               1,680,151            $.29
     Effect of dilutive securities:
       Options                                                     - -                  48,663               (.01)
     Diluted earnings per share:
       NET INCOME                                                 $487               1,728,814            $.28

YEAR ENDED DECEMBER 31, 1998 Basic earnings per share:

       NET INCOME                                               $1,054               1,629,129            $.65
     Effect of dilutive securities:
       Options                                                     - -                  87,696               (.04)
     Diluted earnings per share:
       NET INCOME                                               $1,054               1,716,825            $.61

YEAR ENDED DECEMBER 31, 1997 Basic earnings per share:

       NET INCOME                                               $1,004               1,642,322            $.61
     Effect of dilutive securities:
       Options                                                     - -                  44,436               (.01)
     Diluted earnings per share:
       NET INCOME                                               $1,004               1,686,758            $.60

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 18 - COMPREHENSIVE INCOME

Net unrealized gains (losses) for 1999, 1998 and 1997 are as follows:


                                                                                          TAX

                                                                      BEFORE-TAX          (EXPENSE)       NET-OF-TAX
                                                                      AMOUNT              BENEFIT          AMOUNT

1999

Unrealized holding losses arising during the year, net               ($2,806)              $1,078          ($1,728)
Less reclassification adjustments for gains realized
     in net income, net                                                   (7)                   3               (4)

     NET UNREALIZED LOSSES                                           ($2,799)              $1,075          ($1,724)

1998

Unrealized holding gains arising during the year, net                  $  94               ($  36)           $  58
Less reclassification adjustments for gains realized
     in net income, net                                                 (264)                 100             (164)

     NET UNREALIZED LOSSES                                             ($170)               $  64            ($106)

1997

Unrealized holding gains arising during the year                        $825                ($313)            $512
Less reclassification adjustments for losses realized
     in net income                                                        (3)                   1               (2)

     NET UNREALIZED GAINS                                               $822                ($312)            $510

NOTE 19 - RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements of the Company have been restated to incorporate the cash out feature of the Company's stock option plan and adjust the accrual for consulting services. In 1997, the expense related to the cash out feature resulted in an increase in expense of $357, and adjusting the accrual for consulting expenses resulted in a decrease in expense of $115. An accrued liability for $242 was recorded. Income tax expense was decreased by $93.

The option plan was amended during 1998 to remove the cash out feature. As a result of this, 1998 expense was increased by $13, income tax expense decreased by $5, and surplus increased by $157.

Net income in 1997 was reduced by $149 ($.09 per share) and net income in 1998 was decreased by $8 (no impact on per share). Shareholders' equity at December 31, 1997 was decreased by $149. Shareholders' equity previously reported for December 31, 1998 was not impacted.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 20 - MERGER TRANSACTION

On October 7, 1999 the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Bank of Southern Oregon. Under the terms of the Merger Agreement, shareholders of the Company will receive 1.971 shares of Bank of Southern Oregon stock for each share of the Company's stock they own. It is anticipated that the merger will be accounted for as a pooling of interests. The merger is subject to approval by the shareholders of both companies and by federal and state regulatory agencies. The merger is expected to close in the second quarter of 2000.

NOTE 21 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY

CONDENSED BALANCE SHEETS - DECEMBER 31


                                                                                             1999                  1998
ASSETS

     Cash                                                                                   $    253            $    340
     Investment in subsidiaries                                                               11,602              13,147
     Premises and equipment                                                                    1,401               1,199
     Other assets                                                                                871                 846

     TOTAL ASSETS                                                                            $14,127             $15,532

LIABILITIES AND SHAREHOLDERS' EQUITY
     ESOP notes payable                                                                     $    604            $    890
     Notes payable to Bank                                                                       - -                 248
     Other liabilities                                                                            56                 103
     Shareholders' equity                                                                     13,467              14,291

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $14,127             $15,532


CONDENSED STATEMENTS OF INCOME - YEARS ENDED DECEMBER 31

OPERATING INCOME                                                                                $196              $  215

DIVIDENDS FROM BANK                                                                              416               1,344

OPERATING EXPENSE                                                                                327                 714

     INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES               285                 845

INCOME TAXES (BENEFIT)                                                                           (43)               (131)

     INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES                                328                 976

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES                                                   159                  77

     NET INCOME                                                                                 $487              $1,053

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 21 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY (concluded)

CONDENSED STATEMENTS OF CASH FLOWS - YEARS ENDED DECEMBER 31


                                                                                               1999                1998
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                 $487              $1,053
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                           57                  14
          ESOP shares earned                                                                     364                 444
          Equity in undistributed income of subsidiaries                                        (159)                (77)
          Change in stock option plan                                                            - -                 157
          Deferred income tax (benefit)                                                            6                 (93)
          Other, net                                                                              73                (121)
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   828               1,377

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of premises and equipment                                                        (411)               (637)
     Proceeds from sales of premises and equipment                                               - -                 280
     NET CASH USED IN INVESTING ACTIVITIES                                                      (411)               (357)

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of note payables to bank                                                         (248)               (288)
     Repayment of ESOP notes payable                                                            (286)               (254)
     Proceeds from the issuance of common stock                                                  288                 - -
     Dividends reinvested                                                                         41                  43
     Cash dividends paid                                                                        (299)               (264)
     NET CASH USED IN FINANCING ACTIVITIES                                                      (504)               (763)

     NET INCREASE (DECREASE) IN CASH                                                             (87)                257

CASH

     Beginning of year                                                                           340                  83

     END OF YEAR                                                                                $253              $  340

THREE-YEAR SUMMARY OF OPERATIONS
- ------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999 and 1998



                                                                          1999                 1998                 1997
Interest income                                                           $8,696              $8,294              $8,389
Interest expense                                                          (3,249)             (3,051)             (3,268)

     NET INTEREST INCOME                                                   5,447               5,243               5,121

Provision for credit losses                                                 (195)                (50)               (140)

     NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                 5,252               5,193               4,981

Non-interest income                                                        1,588               1,631               1,113
Non-interest expense                                                      (6,414)             (5,304)             (4,714)

     INCOME BEFORE INCOME TAXES                                              426               1,520               1,380

INCOME TAXES (BENEFIT)                                                       (61)                466                 376

     NET INCOME                                                           $  487              $1,054              $1,004


Per share (adjusted for stock split):

     Net income - basic                                                $  .29              $  .65               $  .61
     Shareholders' equity                                                   8.02                8.77                 8.08
     Dividends                                                               .17                 .15                  .125

Average number of shares outstanding                                   1,680,151           1,629,129           1,642,322

Dividends declared                                                          $299                $264                $220

Average assets                                                          $123,573            $113,258            $112,033
